Exhibit 3.33

8 " . I •• • ARTICLES OF INCORPORATION OF COMMUNICATIONS ONE, INC. The undersigned acting as incorporator of a corporation under the Code of Alabama, adopts the following Articles of Incorporation for such corporation: FIRST: The name of the corporation is Communications One, Inc. SECOND: The period of its duration is indefinite. THIRD: The purpose or purposes for which the corporation is organized are: For the transaction of any or all lawful business for which corporations may be incorporated under the Alabama Business Corporation Act, Code of Alabama §10-2A-20- et. seq., (1975 as amended). FOURTH: The aggregate number of shares which the corporation shall have authority to issue is 1,000 shares at $1.00 par value. FIFTH: Provisions for the regulation of the internal affairs of the corporation are as set forth in the By-Laws of the corporation. SIXTH: The address of the initial registered office of the corporation is 401 3rd Avenue, Ashford, Alabama 36312, and the name of its initial registered agent at such address is Linda H. Dupree. Page 1

SEVENTH: The number of directors constituting the initial board of directors of the corporation is four, and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and shall qualify are NAME ADDRESS Linda H. Dupree P.O. Box G, Ashford, Alabama 36312 Cecil E. Dupree P.O. Box G, Ashford, Alabama 36312 Cecilia D. Shirley P.O. Box G, Ashford, Alabama 36312 Cecil C. Dupree P.O. Box G, Ashford, Alabama 36312 EIGHTH: The name and address of each incorporator is: NAME ADDRESS Linda H. Dupree P.O. Box G, Ashford, Alabama 36312 Graceba Total Communications, Inc. P.O. Box G, Ashford, Alabama 36312 Page 2 August 31, 1994 This instrument prepared by: GARY C. SHERRER, ESQ. HALL, SHERRER & SMITH Attorneys at Law P. 0. Box 1748. Dothan, Alabama 36302 Linda H. Dupree, President) Soo a g e o f C O U N I N h i A I N A M A z •

STATE OF ALABAMA ) ) HOUSTON COUNTY ) ARTICLFS OF MENDMENT TO THE ARTICLES OF INCORPORATION OF COMMUNICATIONS ONE, INC. KNOW ALL MEN BY THESE PRESENTS: I, the undersigned, Linda H. Dupree, President, of COMMUNICATIONS ONE, INC. (the "Corporation"), do hereby declare that the shareholders of the Corporation did adopt this Amendment to the Articles of Incorporation of the Corporation originally filed August 31,1994, and recorded in Corporate Book 78, Page 222, to wit: (1) The name of the Corporation is COMMUNICATIONS ONE, INC. (2) Paragraph FOURTH shall be deleted in its entirety and the following substituted therefor: "The aggregate number of shares which the corporation shall have authority to issue shall be 1,000, six hundred (600) of which shall be Series A voting shares and four hundred (400) of which shall be Series B nonvoting shares, and each of said shares shall have a par value of One Dollar ($1.00). Except for the voting rights allocated to Series A shares only, each share of stock, whether Series A or Series B, shall have the same liquidation rights and other rights to corporate assets." ARTICLES OF AMENDMENT TO THE ARTICLFS OF INCORPORATION PAGE -1- June 12, 1995

(3) The shareholder vote required to adopt an amendment to the Articles of Incorporation is 501 shares. The number of shares outstanding and entitled to vote is 1000. The vote for this Amendment was unanimous and occurred on June 12, 1995. (4) Except as amended hereby, the remainder of the Corporation's Articles of Incorporation is reaffirmed. Should there be any conflict between the terms and provisions of the Corporation's Articles of Incorporation and this Amendment, the terms and provisions of this Amendment shall prevail. DATED at Ashford, Alabama, this 12th day of June, 1995. COMMUNICATIONS ONE, INC. By:__________________________________ Linda H. Dupree, President ARTICLES OF AMENDMENT TO THE ARTICLFS OF INCORPORATION PAGE -2-

STATE OF ALABAMA STATEMENT OF CHANGE OF REGISTERED AGENT OR REGISTERED OFFICE OR BOTH CHECK ONE FOREIGN CORPORATION X DOMESTIC PROFIT CORPORATION PURSUANT TO THE PROVISIONS OF THE ALABAMA BUSINESS CORPORATION ACT, THE UNDERSIGNED CORPORATION SUBMITS THE FOLLOWING STATEMENT FOR THE PURPOSE OF CHANGING ITS REGISTERED AGENT, ITS REGISTERED OFFICE., OR BOTH IN THE STATE OF AUABAM.A. State 1D#: D/C 166-658 State of Incorporation: AL / 1. The name of the corporation: Communications One, Inc. 2. The name of the present registered agent LINDA H. DUPREE 3. The street address of the present registered office: 401 3RD AVE. 4. The name of its successor registered agent: CSC-Lawyers Incorporating Service Incorporated 5. The street address (NO PO BOX) to which the registered office is to be changed (street address of registered agent and register office must be identical): 150 S. Perry Street, Montgomery, AL 36104 / Street Number, Street Name t. ley, Mats aws Zip Cock, 6. If you are changing the street address of the registered agent, you are required to notify the corporation in writing of the change in the registered agent's address. 7. Date: 4/2/2009 COMMUNICATIONS ONE. INC Name of the Corporation Chad Wachter Type or Print Corporate Officer’s Name and Title Mail ORIGINAL APPLICATION wrn4 THE NLING ME OF $5.00 TO: Secretary of State, Corporations Division, PO Box 5616, Montgomery, Alabama 36103-5616 Typeo Print Co to Officer's Name and g Fee I, CSC-Lawyers Incorporating Service Incorporated , consent to serve as regi tared agent to the above named corporation on this the 'a day of 2069 , CSC- rating Service Incorporated By: f Signature of Registered Agent `)L C E 11 V SEP - Slav 1107 SECRETARY OF STATE